UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

March 9, 2009
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 800, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01          Entry into a Material Definitive Agreement.

            On March 9, 2009 China Tel Group, Inc, a Nevada Corporation (the “Company”), entered into an asset purchase agreement (the “Agreement”) with Trussnet Capital Partners (HK) Ltd, a Hong Kong corporation (the “Seller”), to acquire 2,450,000,000 shares of ChinaComm Limited, a Cayman corporation (“ChinaComm Limited”), from the Seller for $191,000,000 US in the form of a non-recourse promissory note secured by a pledge of acquired shares of ChinaComm Limited.  The promissory note accrues interest at eight percent per annum payable quarterly and matures on March 9, 2010.  The transaction set forth in the Agreement closed on March 9, 2009.  The 2,450,000,000 shares of ChinaComm Limited represent 49% of the authorized shares of ChinaComm Limited.   Attached as Exhibit A to this Form 8-K is a fully executed copy of the Agreement.

Attached as Exhibit B to this Form 8-K is a fully executed copy of the press release dated March 9, 2009.

Item 9.01             Exhibits

99.1	Stock Purchase Agreement dated February 22, 2009

99.2	Press Release dated March 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA TEL GROUP, INC.
Date: March 10, 2009	By: /s/Kenneth L. Waggoner
Name: Kenneth L. Waggoner
Title: Vice President & General Counsel